Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-260839 on Form S-1 of our report dated March 15, 2022, relating to the consolidated financial statements of Vivid Seats Inc., appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 15, 2022